Exhibit 99.2

EXTENDATA SOLUTIONS, LLC

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

ExtenData Solutions, LLC

Balance Sheet

(Unaudited)

September 30, 2020
ASSETS
Current assets:
Cash	$1,456,741
Accounts receivable, net	1,278,514
Prepaid expenses and other current assets	29,066
Total current assets	2,764,321
Property and equipment, net	542,968
Total assets	$3,307,289
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,388,038
Accrued expenses and other current liabilities	163,637
Deferred revenue	497,160
Current portion of debt	413,487
Total current liabilities	2,462,322
Commitments and contingencies (Note 4)
Members’ equity	844,967
Total liabilities and members’ equity	$3,307,289

See Accompanying Notes to the Financial Statements.

ExtenData Solutions, LLC

Statement of Income

(Unaudited)

Nine Months Ended September 30, 2020
Net sales	$9,464,373
Cost of sales:
Product	5,008,361
Service	1,157,426
Cost of sales	6,165,787
Gross profit	3,298,585
Operating expenses:
Sales and marketing expenses	1,238,112
General and administrative expenses	1,457,083
Total operating expenses	2,695,195
Net income	$603,390

See Accompanying Notes to the Financial Statements.

ExtenData Solutions, LLC

Statement of Members’ Equity

(Unaudited)

Members’
Equity
Balance at January 1, 2020	$596,920
Net income	603,390
Distributions to members	(355,343)
Balance at September 30, 2020	$844,967

See Accompanying Notes to the Financial Statements.

ExtenData Solutions, LLC

Statement of Cash Flows

(Unaudited)

Nine Months Ended September 30, 2020
Cash flows from operating activities
Net income	$603,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180,036
Bad debt expense	33,711
Changes in operating assets and liabilities:
Accounts receivable	104,481
Prepaid expenses and other current assets	35,047
Accounts payable	(522,565)
Accrued expenses and other current liabilities	(136,158)
Deferred revenue	(120,252)
Net cash provided by operating activities	177,690
Cash flows from investing activities
Purchases of property and equipment	(219,837)
Net cash used in investing activities	(219,837)
Cash flows from financing activities
Proceeds from issuance of debt	413,487
Distributions to members	(355,343)
Net provided by financing activities	58,144
Change in cash and cash equivalents	15,997
Cash and cash equivalents, beginning of period	1,440,744
Cash and cash equivalents, end of period	$1,456,741

See Accompanying Notes to the Financial Statements.

ExtenData Solutions, LLC

Notes to the Financial Statements

(Unaudited)

Note 1: Description of Business

ExtenData Solutions, LLC (“ExtenData” or “the Company”), a Colorado limited liability company, is an enterprise mobility systems integrator that sells, installs, deploys and repairs mobile computing and wireless systems that are used both within a company’s facilities and in the field. These systems generally include mobile computers, mobile application software, and related data capture equipment including bar code scanners and radio frequency identification (“RFID”) readers. The Company also provides professional services, consulting, maintenance, proprietary and third-party software and software customization and SaaS subscriptions. ExtenData was founded in 2002 and, since its inception, has operated as single entity partnership.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying unaudited financial statements of ExtenData on the accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). These unaudited financial statements should be read in conjunction with the audited financial statements and the related notes included in Exhibit 99.1 of this 8-K for the year ended December 31, 2019.

In the opinion of management, the accompanying unaudited financial statements contain all normal and recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows for the interim period presented. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of results to be expected for the full fiscal year.

The Company has been actively monitoring the novel coronavirus, or COVID-19, situation and its impact. In response to the pandemic, numerous state and local jurisdictions have imposed “shelter-in-place” orders, quarantines and other restrictions. In the United States, governmental authorities have recommended, and in certain cases required, that businesses, including those in the retail and healthcare sector, limit their operations or close. Such orders or restrictions have resulted in reduced operations at many of its customers’ facilities, work stoppages, slowdowns and delays, travel restrictions and cancellation of events.

In response to the impact of COVID-19, the Company implemented a variety of measures intended to help manage through the impact and position it to resume operations quickly and efficiently once these restrictions are lifted. Some of these measures include adapting, expanding and improving various sales and customer outreach programs to address the current environment and executing a work from home strategy for administrative functions. The impact of COVID-19 is changing daily and cannot be predicted. As a result, the Company expects the pandemic to negatively impact its business, financial condition and results of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires ExtenData to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is a reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis.

Accounts Receivable

Accounts receivable are stated at net realizable value, and as such, earnings are charged with a provision for doubtful accounts based on management’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines an allowance based on historical write-off experience, expectations regarding future periods, and specific account information available. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts and the related customer receivable.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally from three to five years. Leasehold improvements are recorded at cost and amortized over the shorter of the lease term or the life of the improvements. Cost incurred for repairs and maintenance are expensed as incurred. Upon retirement or sale, the cost and related accumulated depreciation and amortization of disposed assets are removed from the accounts and any resulting gain or loss is included in non-operating income/ loss.

Capitalized Software Development Costs

The capitalization of software development costs for external use begins when technological feasibility has been established and ends when the software is available for sale. Software development costs are amortized on a straight-line line basis over the remaining economic life, generally three to five years. Amortization of the capitalized software is classified within cost of sales for services in the Statement of Income.

Long-lived Assets

The Company evaluates its long-lived assets for impairment annually when events or circumstances arise that indicate long-lived assets may be impaired. Indicators of impairment include, but are not limited to, a significant deterioration in overall economic conditions, a decline in enterprise value, the loss of significant business, or other significant adverse changes in industry or market conditions. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue, which could result in an impairment of long-lived assets in the future.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides a hierarchy for inputs used in measuring fair value that prioritize the use of observable inputs over the use of unobservable inputs, when such observable inputs are available. The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1 - Quoted prices in active markets for identical assets or liabilities.

●	Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-driven valuations in which all significant inputs are observable or can be derived principally from, or corroborated with, observable market data.

●	Level 3 - Fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including assumptions and judgments made by us.

The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of these financial instruments.

Revenue Recognition

The Company determines revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, a performance obligation is satisfied.

The Company combines contracts with the same customer into a single contract for accounting purposes when the contracts are entered into at or near the same time and the contracts are negotiated as a single commercial package, consideration in one contract depends on the other contract, or the services are considered a single performance obligation. If an arrangement involves multiple performance obligations, the items are analyzed to determine the separate units of accounting, whether the items have value on a standalone basis and whether there is objective and reliable evidence of their standalone selling price. The total contract transaction price is allocated to the identified performance obligations based upon the relative standalone selling prices of the performance obligations. The standalone selling price is based on an observable price for services sold to other comparable customers, when available, or an estimated selling price using a cost plus margin approach. The Company estimates the amount of total contract consideration it expects to receive for variable arrangements by determining the most likely amount it expects to earn from the arrangement based on the expected quantities of services it expects to provide, and the contractual pricing based on those quantities. The Company only includes some or a portion of variable consideration in the transaction price when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur or when the uncertainty associated with the variable consideration is subsequently resolved. The Company considers the sensitivity of the estimate, its relationship and experience with its clients and variable services being performed, the range of possible revenue amounts and the magnitude of the variable consideration to the overall arrangement.

As discussed in more detail below, revenue is recognized when a customer obtains control of promised goods or services under the terms of a contract and is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The Company does not have any material extended payment terms, as payment is due at or shortly after the time of the sale. Sales, value-added and other taxes collected concurrently with revenue producing activities are excluded from revenue.

The Company recognizes contract assets or unbilled receivables related to revenue recognized for services completed but not yet invoiced. Unbilled receivables are recorded when the Company has an unconditional right to contract consideration. A contract liability is recognized as deferred revenue when the Company invoices clients, or receives customer cash payments, in advance of performing the related services under the terms of a contract. Remaining performance obligations represent the transaction price allocated to the performance obligations that are unsatisfied as of the end of each reporting period. Deferred revenue is recognized as revenue when the related performance obligation is satisfied.

As of September 30, 2020, the total aggregate transaction price allocated to the unsatisfied performance obligations was approximately $497,160 which is expected to be recognized over the next 12 months.

Hardware, consumables and software products – The Company recognizes product revenue at the point in time when a client takes control of the hardware and/or software, which typically occurs when title and risk of loss have passed to the client. The Company’s selling terms and conditions reflect that F.O.B ‘dock’ contractual terms establish that control is transferred from the Company at the point in time when the product is shipped to the customer.

Revenues from software license sales are recognized as a single performance obligation on a gross basis as the Company is acting as a principal in these transactions at the point the software license is delivered to the customer. Generally, software licenses are sold with accompanying third-party delivered software assurance, which allows customers to upgrade, at no additional cost, to the latest technology if new capabilities are introduced during the period that the software assurance is in effect. The accompanying third-party delivered software assurance is recognized on a net basis as the Company is acting as an agent in these transactions. The Company considers several factors to determine whether it is acting as a principal or an agent, including whether the Company is the primary obligor to the customer, has established its own pricing and has inventory and credit risks. We determined that the third party delivered software assurance is a separate performance obligation as the third party is the primary obligor in the transactions at the point that the software is delivered to the customer.

The Company’s internally developed software solution generates SaaS revenues from implementation, training and subscription fees. The initial term of the SaaS agreements is generally one year. The subscription fees are recognized over the subscription period. The implementation fees are necessary and integral for the customer to utilize the software. As such, the implementation fees are deferred and amortized over the subscription period.

The Company also offers third-party SaaS subscriptions to its customers. The third-party subscriptions are recognized on a net basis as the Company is acting as an agent in these transactions, whereas, the Company’s internally developed software solution offering is recognized on a gross basis.

The Company leverages drop-ship shipments with many of its partners and suppliers to deliver hardware and consumable products to its clients without having to physically hold the inventory at its warehouses, thereby increasing efficiency and reducing costs. The Company recognizes revenue for drop-ship arrangements on a gross basis as the principal in the transaction when the product is received by the client because it controls the product prior to transfer to the client. The Company also assumes primary responsibility for the fulfillment in the arrangement, assumes inventory risk if the product is returned by the client, sets the price of the product charged to the client, assumes credit risk for nonpayment by its customer, and works closely with clients to determine their hardware specifications.

Professional services – The Company provides professional services which include consulting, staging, deployment, installation, repair and customer specified software customization. The arrangement is based on either a time and material basis or a fixed fee. For the time and materials service contracts, the Company recognizes revenues as those services are provided and consumed, as this is the best output measure of how the services are transferred to the customer. Fixed fee contracts are recognized in the period in which the services are performed or delivered using a proportional service model. Except for installation services that are recognized over the subscription period as previously described, all other professional services are recognized on a gross basis in the period in which the services are performed or delivered.

Maintenance services – The Company sells certain Original Equipment Manufacturer (“OEM”) hardware and software support arrangements to its clients and also offers an internal maintenance agreement related to hardware. These contracts are support service agreements for the hardware and/or software products that were acquired from the Company and others. Although these are third-party support agreements for maintenance on the specific hardware and/or software products, The Company’s internal help desk and systems engineers assist customers by providing technical assistance on the source of or how to fix the problem. In addition, the Company also provide a turn back feature, deploying replacements as needed while it manages the return and reverse logistics of the product back to the OEM. Revenue related to service contracts is recognized ratably over the term of the agreement, generally over one to three years.

The Company acts as the principal in the transaction as the primary obligor for fulfillment in the arrangement, it sets the price of the service charged to the customer, and assumes credit risk for the amounts invoiced. In addition, the Company manages back-end warranties, service contracts and repairs for multiple products and suppliers. The Company leverages its knowledge base of mobility best practices by consolidating multiple supplier’s maintenance requirements under a single point of contact through the Company. The Company’s internal support team assists its customers first by performing an initial technical triage to determine the source of the problem including, but not limited to, physical damage and software issues and whether they can be handled remotely by the client or returned for repair. Further, the Company receives the returned products, confirms that the equipment is operational or not, either repairs or refurbishes the equipment internally or returns it to the manufacturer directly to repair. The Company then obtains the product turn back from the manufacturer and either send it back out to a specific customer location or place in a customer’s spare pool. As a result, the Company recognizes the revenue on a gross basis.

The following table summarizes net sales by revenue source for the nine months ended September 30, 2020:

Hardware and software	$5,794,925
Consumables	948,933
Professional services and maintenance services	2,720,515
$9,464,373

Accounting Standards Adopted

The Company adopted ASU 2018-13, Fair Value Measurement (Topic 820), – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. The adoption of this guidance did not have an impact on the financial statements.

The Company adopted ASU No. 2018-15, Intangibles–Goodwill and Other–Internal-Use Software that requires implementation costs incurred by customers in cloud computing arrangements to be deferred and recognized over the term of the arrangement, if those costs would be capitalized by the customer in a software licensing arrangement under the internal-use software guidance in ASC Topic 350, Intangibles–Goodwill and Other. This ASU requires a customer to disclose the nature of its hosting arrangements that are service contracts and provide disclosures as if the deferred implementation costs were a separate, major depreciable asset class. The adoption of this guidance did not have a material impact on the financial statements.

Accounting Standards Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This guidance requires an entity to recognize lease liabilities and a right-of-use asset for all leases on the balance sheet and to disclose key information about the entity’s leasing arrangements. Based on certain amendments, ASU 2016-02 will be adopted by the Company beginning of the first quarter of fiscal 2021. The Company will adopt the new guidance using the new transition election to not restate comparative periods. The Company will elect the package of practical expedients upon adoption, which permits the Company to not reassess under the new standard its prior conclusions about lease identification, lease classification, and initial direct costs. In addition, the Company will elect not to separate lease and non-lease components for all real estate leases and did not elect the hindsight practical expedient. The Company expects the adoption to be material to its balance sheet but does not expect the adoption to have a material impact on its results of operations.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This ASU will require the measurement of all expected credit losses for financial assets, including trade receivables, held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates,” which, among other things, defers the effective date of ASU 2016-13 for private companies to fiscal years beginning after December 15, 2022, including interim periods within those years. Early adoption is permitted. The Company does not expect the adoption of this ASU will have a material impact on its financial statements.

Note 3: Debt

Cross River Bank PPP Loan

In April 2020, the Company received $408,862 in proceeds from a loan from Cross River Bank, which were granted pursuant to the Paycheck Protection Program of the Coronavirus Aid Relief and Economic Security Act (“PPP Loans”). Under the terms of the PPP Loans, interest accrues on the outstanding principal at the rate of 1.0% per annum with a deferral of payments for nine months with a term of two years. The PPP Loans may be prepaid in part or in full, at any time, without penalty. The CARES Act provides for forgiveness of up to the full amount borrowed, subject to certain conditions, and based on the use of proceeds for qualifying expenses including payroll, benefits, rent and utilities. The Company used the entire PPP loan proceeds for qualifying expenses.

In November 2020, the PPP loan was forgiven in full by the Small Business Administration. The Company recorded a gain on extinguishment of debt in November 2020.

Note 4: Commitments and Contingencies

Operating Leases

At September 20, 2020, future minimum commitments under a noncancelable operating lease having a lease term in excess of one year was for real property aggregated $245,450, payable as follows: $28,764 in 2020, $116,840 in 2021 and $99,846 in 2022.

Litigation

From time to time, the Company is subject to disputes and litigation incidental to the conduct of its business. When applicable, the Company records accruals for contingencies when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. While the outcome of lawsuits and other proceedings against us cannot be predicted with certainty, in management’s opinion, individually or in the aggregate, no such lawsuits are expected to have a material effect on the Company’s financial position or results of operations.

Concentrations

For the nine months ended September 30, 2020, two customers accounted for 40% of net sales. At September 30, 2020, two customers accounted for 30% of total accounts receivable.

Note 5: Subsequent Event

On December 4, 2020, the Company entered into a purchase agreement to be acquired by DecisionPoint Systems, Inc (“DecisionPoint”) and concurrently therewith closed the sale of all of the issued and outstanding membership interests of the Company. As a result of the acquisition, ExtenData became a wholly-owned subsidiary of DecisionPoint.

The purchase price for the acquisition was cash of $4,250,000, subject to certain adjustments such as potential deductions for indebtedness and other transaction related expenses and bonuses. In addition, subject to the financial performance of ExtenData in each of the two years following closing, DecisionPoint may pay the Company’s members a total of up to an additional $750,000 in earn out payments. Of the purchase price, $500,000 was delivered into escrow at the closing to, among other things, cover any losses for which the Company’s partners may be obligated to indemnify DecisionPoint. The purchase agreement imposes additional obligations on the parties, including restrictive covenants that are applicable to the sellers.

The purchase agreement contains customary representations and warranties as well as covenants by each of the partners and DecisionPoint. Under the terms of the purchase agreement, each of DecisionPoint, on the one hand, and the Company’s members, on the other hand (on an individual basis), agreed to indemnify the other for breaches or inaccuracies of its representations, warranties, and covenants as well as for certain other specified matters, subject to certain limitations set forth in the purchase agreement. The representations and warranties in the purchase agreement are the product of negotiation among the parties to the purchase agreement and are for the sole benefit of such parties. In some instances, the representations and warranties in the purchase agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the purchase agreement. Consequently, persons other than the parties to the purchase agreement may not rely upon the representations and warranties in the purchase agreement as characterizations of actual facts or circumstances as of the date of the purchase agreement or as of any other date.